Exhibit 1(b)

                              ARTICLES OF AMENDMENT

      Merrill Lynch Corporate High Yield Fund, Inc., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:  The  charter of the  Corporation  is hereby  amended  by  striking
Article I of the Articles of Incorporation and inserting in lieu thereof the following:

          "The name of the corporation is Merrill Lynch U.S. High Yield Fund, Inc." (the 'Corporation').

      SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

      THIRD: These Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland
General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

      The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of such officer's knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.


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      IN WITNESS  WHEREOF,  Merrill Lynch  Corporate  High Yield Fund,  Inc. has
caused this instrument to be signed in its name and on its behalf by its President, and witnessed by Phillip S. Gillespie, Director, Merrill Lynch Asset Management, L.P., on the 12th day of May, 2000.

                                        MERRILL LYNCH CORPORATE HIGH YIELD
                                         FUND, INC.

                                        By: /s/ Terry K. Glenn
                                           -------------------------------------
                                            Terry K. Glenn, President

         WITNESS:

         /s/ Phillip S. Gillespie
         ---------------------------------
         Phillip S. Gillespie, Director
         Merrill Lynch Asset Management, L.P.